As filed with the Securities and Exchange Commission on September 13, 2013

Registration No.
333-176621, 333-183673

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-176621
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-183673

UNDER THE SECURITIES ACT OF 1933

Trius Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	20-1320630 (I.R.S. Employer Identification No.)

c/o Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, Massachusetts 02421

(Address of Principal Executive Offices)

Thomas J. DesRosier

Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, Massachusetts 02421

(781) 860-8660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella

Christopher D. Comeau

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public  Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

These post-effective amendments shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Trius Therapeutics, Inc., a Delaware corporation (“Registrant”), remove from registration all shares of the Registrant’s common stock, preferred stock, debt securities, warrants, rights and units (“Securities”) registered under the following registration statements (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•                  Registration Statement on Form S-3 (No. 333-176621), pertaining to the shelf registration of an indeterminate number of shares of the Registrant’s Securities, up to a total dollar amount of $100,000,000, which was filed with the Commission on September 1, 2011.

•                  Registration Statement on Form S-3 (No. 333-183673), pertaining to the shelf registration of an indeterminate number of shares of the Registrant’s Securities, up to a total dollar amount of $77,000,000, which was filed with the Commission on August 31, 2012.

Pursuant to an Agreement and Plan of Merger dated July 30, 2013, by and among Cubist Pharmaceuticals, Inc., a Delaware corporation (“Parent”), BRGO Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation.  The Merger became effective on September 11, 2013.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the Securities registered but not sold under the Registration Statements.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on September 13, 2013.

Trius Therapeutics, Inc.

By:	/S/ THOMAS J. DESROSIER
Name:	Thomas J. DesRosier
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ ROBERT J. PEREZ	Robert J. Perez	September 13, 2013
President, Director

/S/ MICHAEL TOMSICEK	Michael Tomsicek	September 13, 2013
Treasurer and Assistant Secretary, Director

/S/ THOMAS J. DESROSIER	Thomas J. DesRosier	September 13, 2013
Secretary, Director

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